                                                                  EXHIBIT 10.19


                             COMSHARE, INCORPORATED
                      CHANGE IN CONTROL SEVERANCE AGREEMENT


         THIS AGREEMENT, dated as of June 1, 1998, is between Comshare, Incorporated (the "Company") and Dennis G. Ganster, who is currently employed by the Company in the position of President and Chief Executive Officer (the "Executive").


                                   WITNESSETH:

         WHEREAS, the Company recognizes that the Executive has contributed to the growth and success of the Company; and

         WHEREAS, the Company believes that it is in the best interests of the Company and its shareholders if the Executive is assured of appropriate financial protection in the event of a Change in Control (as defined in Section 4 below), thus ensuring that the Executive shall have an incentive to perform valuable services for the Company and shall not be distracted in the event of a Change in Control;

         WHEREAS, the Company believes that the assurance of appropriate financial protection to the Executive in the event of a Change in Control shall encourage the Executive to remain in the employ of the Company through the transition period following a Change in Control, which is in the best interests of the Company and its shareholders; and

         WHEREAS, the Executive is willing to provide dedicated services to the Company on the condition that the Executive receives adequate assurance of appropriate financial protection in the event of a Change in Control;

         NOW THEREFORE, in consideration of the premises and mutual covenants, the parties hereto agree as follows:


                                    AGREEMENT

         1. OPERATION OF AGREEMENT. This Agreement sets forth the severance compensation that the Company shall pay the Executive if the Executive's employment with the Company terminates under one of the applicable provisions set forth herein following a Change in Control. As used in this Agreement, employment with the Company shall be deemed to include employment with a subsidiary of the Company.

         2. TERM OF THE AGREEMENT. This Agreement shall be effective upon its execution by both parties and shall terminate upon the first of the following events to occur: (a) three years from the date hereof if a Change in Control has not occurred within such three-year period; (b) the termination of the Executive's employment with the Company prior to a Change in Control; (c) the expiration of two years following a Change in Control (or two years following the later of one or more successive Changes in Control that occur within the two year period immediately following the initial Change in Control); (d) the termination of the Executive's employment with the Company following a Change in Control due to the Executive's death, Disability (as defined in Section 3(a) below) or Retirement (as defined in Section 3(b) below);
(e) the termination of the Executive's employment by the Company for Cause (as defined in Section 3(c) below) following a Change in Control; or (f) termination of employment by the Executive for other than Good Reason (as defined in Section
5) following the date of a Change in Control. Unless the Agreement has first terminated under clauses (a) through (f) hereof, commencing on the third anniversary of the date of this Agreement, and on each one-year anniversary thereafter, this Agreement shall be extended for one additional year, unless at least 30 days prior to any such anniversary, the Company notifies the Executive in writing that it shall not extend the term of this Agreement.

         3. DEFINED TERMS. For purposes of this Agreement, the following terms shall have the meanings set forth below:

            (a) "Disability" shall mean the Executive's total and permanent disability which prevents the Executive from performing for a continuous period exceeding six months the duties assigned to the Executive immediately prior to the Change in Control. The determination of Disability shall be made by a medical board-certified physician mutually acceptable to the Company and the Executive (or the Executive's legal representative, if one has been appointed), and if the parties cannot mutually agree to the selection of a physician, then each party shall select such a physician and the two physicians so selected shall select a third physician who shall make this determination.

            (b) "Retirement" shall mean retirement on or after age 65.

            (c) "Cause" shall mean the Executive's willful gross misconduct, willful and material breach of his duties or an act of fraud or dishonesty by the Executive that directly or indirectly results in material harm to the Company.

         4. CHANGE IN CONTROL. A Change in Control shall be deemed to have occurred upon the occurrence of any of the following events:

            (a) the election of a Board of Directors of the Company, a majority of the members of which were nominees of a person (including an individual, a corporation, partnership, joint venture, trust or other entity) or a group of persons acting together (other than persons who were members of the Board of Directors or officers of the Company as of June 1, 1998 or a tax-qualified retirement plan approved by the Board of Directors of the Company (including at least a majority of the Incumbent Directors ("Exempted Persons")), following the acquisition by such person, group of persons or plan of ownership (directly or indirectly, beneficially or of record) of twenty-five (25%) percent, or more, of the outstanding Common Stock of the Company;

            (b) the acquisition of ownership by a person or group of persons described in subparagraph (a) above (other than Exempted Persons) of fifty-one (51%) percent, or more of the outstanding Common Stock of the Company;

            (c) a sale of all or substantially all of the assets of the Company to any entity not controlled by persons who were members of the Board of Directors or officers of the Company as of June 1, 1998, or by any tax-qualified retirement plan for the benefit of employees of the Company; or

            (d) a merger, consolidation or other similar transaction between the Company and another entity if a majority of the members of the Board of Directors of the surviving company are not Continuing Directors, as defined below.

The term "Incumbent Directors" means members of the Board of Directors of the Company as of June 1, 1998 or new directors whose election by the Board of Directors, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors in office at the time of such election or nomination, who either were directors as of June 1, 1998, or whose election or nomination was previously approved as provided above. In the event that a majority of the Incumbent Directors do not approve the tax-qualified retirement plan or there are no Incumbent Directors, the tax-qualified retirement plan shall not be an Exempted Person. The term "Continuing Directors" means persons (A) who are members of the Board of Directors immediately before the Change in Control and (B) who also were members of the Board of Directors of the Company as of June 1, 1998 or are new directors whose election by the Board of Directors, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors in office at the time of such election or nomination who either were directors as of June 1, 1998 or whose election or nomination for election was previously approved as provided above.

         5. TERMINATION OF EMPLOYMENT FOLLOWING A CHANGE IN CONTROL. Subject to
Section 10(a) hereunder, the Executive shall be entitled to severance payments under this Agreement only if there has been a Change in Control and the Executive has incurred a Termination of Employment.

            (a) For purposes of this Agreement during the two-year period following any Change in Control that occurs during the term of this Agreement, "Termination of Employment" shall be defined as:

                (i) The Executive's involuntary termination by the Company for any reason other than death, Disability, Retirement or Cause; or

                (ii) The Executive's termination for "Good Reason," defined as the occurrence of any of the following events without the Executive's written consent:

                     (A) Any reassignment of the Executive to duties inconsistent with the Executive's position, title, duties, responsibilities and status with the Company immediately prior to the Change in Control, or a change in the Executive's reporting responsibilities, including a change in the identity or the corporate position to which the Executive reports, or a change in title (except for a promotion) in effect immediately prior to the Change in Control;

                     (B) Any reduction in the Executive's base salary in effect immediately prior to the Change in Control, or failure by the Company to continue any bonus, stock or incentive plans in effect immediately prior to the Change in Control (without the implementation of comparable successor plans that provide the same benefits), or any removal of the Executive from participation in such aforementioned plans;

                     (C) The discontinuance or reduction in benefits to the Executive of any qualified or nonqualified retirement or welfare plan maintained by the Company immediately prior to the Change in Control, or the discontinuance of any fringe benefits or other perquisites that the Executive received immediately prior to the Change in Control;

                     (D) Required relocation of the Executive's principal place of employment more than 50 miles from his or her place of employment prior to the Change in Control, or required business traveling by the Executive on a significantly more frequent basis and for significantly longer periods of time than the Executive was required to travel immediately prior to the Change in Control, unless the increase in required business traveling is on account of the Executive's promotion; or

                     (E) The Company's breach of any provision in this Agreement.

                (b) An Executive who believes that he is entitled to a Termination of Employment for Good Reason as defined in subparagraph (a)(ii) above, may apply in writing to the Company for confirmation of such entitlement prior to the Executive's actual separation from employment, by following the claims procedure set forth in Section 14 hereof. The submission of such a request by an Executive shall not constitute "Cause" for the Company to terminate the Executive as defined under Section 3(c) hereof. If the Executive's request for a Good Reason Termination of Employment is denied under both the request and appeal procedures set forth in paragraphs (b) and (c) of Section 14 hereof, then the parties shall use their best efforts to resolve the claim within 90 days after the claim is submitted to arbitration pursuant to Section 14(d).

         6.     SEVERANCE PAYMENT.

                (a) Upon satisfaction of the requirements set forth in Sections 5 and 10(a) hereof and with respect to any one or more Changes in Control that may occur during the term of this Agreement, the Executive shall be entitled to a cash severance benefit equal to three times minus $1 of the Executive's average annual gross income (as defined in Treasury Regulation 1.280G-1(34)) from the Company and its related entities (or the amount that would have been the average annual gross income if the Executive had been a United States citizen or resident), calculated over the

Executive's five taxable years immediately preceding the taxable year of the Change in Control ("Base Period"). If the Executive was not employed by the Company or a related entity for any full taxable year during the Base Period, then the Executive's gross income from the Company or a related entity for such year shall be annualized. If the Executive was not employed by the Employer or a related entity during all five taxable years within the Base Period, the portion of the 5-year period during which the Executive performed services for the Company or a related entity shall constitute the Base Period for such Executive.

                (b) The value of the cash severance benefit provided in paragraph (a) above, when aggregated with any other "golden parachute" amounts (defined under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") as compensation that becomes payable or accelerated due to a Change in Control) pursuant to any other plans, agreements or policies of the Company and its subsidiaries, shall be reduced to the highest amount permissible under Sections 280G and 4999 of the Code before the Executive becomes subject to the excess parachute payment excise tax under Section 4999 of the Code and the Company loses all or part of its compensation deduction for such payments.

         7. TIME OF PAYMENT. Subject to Section 10(a) hereof, the Executive's cash severance benefit under Section 6(a) shall be paid in a lump sum cash payment within 10 days following the Executive's Termination of Employment, as defined in Section 5. Any payment made later than 10 days following the Executive's Termination of Employment (or applicable due date under Section 10(a) hereof) for whatever reason, shall include interest at the prime rate plus two percent, which shall begin accruing on the 10th day following the Executive's Termination of Employment (or applicable due date under Section 10(a) hereof). For purposes of this Section 7, "prime rate" shall be determined by reference to the prime rate established by Harris Trust and Savings Bank (or its successor), in effect from time to time commencing on the 10th day following the Executive's Termination of Employment (or applicable due date under Section 10(a) hereof).

         8. NO MITIGATION OR DUTY TO SEEK REEMPLOYMENT. The Executive shall be under no duty or obligation to seek or accept other employment after Termination of Employment and shall not be required to mitigate the amount of any payments provided for by this Agreement by seeking employment or otherwise.

         9. TAX WITHHOLDING. The Company may withhold from any cash amounts payable to the Executive under this Agreement to satisfy all applicable Federal, State, local or other income and employment withholding taxes. In the event the Company fails to withhold such sums for any reason, or withholding is required for any non-cash payments provided in connection with the Executive's Termination of Employment, the Company may require the Executive to promptly remit to the Company sufficient cash to satisfy all applicable income and employment withholding taxes.

         10.    BINDING EFFECT.

                (a) This Agreement shall be binding upon the successors and assigns of the Company. The Company shall take whatever actions are necessary to ensure that any successor to its operations (whether by purchase, merger, consolidation, sale of substantially all assets or otherwise) assumes the obligations under this Agreement and shall cause such successor to evidence the assumption of such obligations in an agreement satisfactory to the Executive. Notwithstanding any other provisions in this Agreement, if the Company fails to obtain an agreement evidencing the assumption of the Company's obligations by any such successor, the Executive shall be entitled to immediate payment of the severance compensation provided under Section 6, irrespective of whether the Executive's employment has then terminated. For purposes of implementing the foregoing, the date on which any succession becomes effective shall be deemed to constitute the date of the Executive's Termination of Employment.

                (b) This Agreement shall be binding upon the Executive and shall inure to the benefit of and be enforceable by the Executive's legal representatives and heirs. However, the rights of the Executive under this Agreement shall not be assigned, transferred, pledged, hypothecated or otherwise encumbered, except by operation of law.

         11. AMENDMENT OF AGREEMENT. This Agreement may not be modified or amended except by instrument in writing signed by the parties hereto.

         12. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall continue in full force and effect.

         13.    LIMITATION ON RIGHTS.

                (a) This Agreement shall not be deemed to create a contract of employment between the Company and the Executive and shall create no right in the Executive to continue in the Company's employment for any specific period of time, or to create any other rights in the Executive or obligations on the part of the Company, except as set forth herein. This Agreement shall not restrict the right of the Company to terminate the Executive, or restrict the right of the Executive to terminate employment.

                (b) This Agreement shall not be construed to exclude the Executive from participation in any other compensation or benefit programs in which the Executive is specifically eligible to participate either prior to or following the execution of this Agreement, or any such programs that generally are available to other executive personnel of the Company, nor shall it affect the kind and amount of other compensation to which the Executive is entitled.

                (c) The rights of the Executive under this Agreement shall be solely those of an unsecured general creditor of the Company.

         14.    CLAIMS PROCEDURE.


                (a) The administrator for purposes of this Agreement shall be the Company ("Administrator"), whose address is 555 Briarwood Circle, P.O. Box 1588, Ann Arbor, Michigan 48108, and whose telephone number is (734) 994-4800. The "Named Fiduciary" as defined in Section 402(a)(2) of ERISA, also shall be the Company. The Company shall have the right to designate one or more Company employees as the Administrator and the Named Fiduciary at any time, and to change the address and telephone number of the same. The Company shall give the Executive written notice of any change in the Administrator and Named Fiduciary, or in the address or telephone number of the same.

                (b) The Administrator shall make all determinations as to the right of any person to receive benefits under the Agreement. Any denial by the Administrator of a claim for benefits by the Executive ("the claimant") shall be stated in writing by the Administrator and delivered or mailed to the claimant within 10 days after receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 10-day period. In no event shall such extension exceed a period of 10 days from the end of the initial period. Any notice of denial shall set forth the specific reasons for the denial, specific reference to pertinent provisions of this Agreement upon which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim, with an explanation of why such material or information is necessary, and any explanation of claim review procedures, written to the best of the Administrator's ability in a manner that may be understood without legal or actuarial counsel.

                (c) A claimant whose claim for benefits has been wholly or partially denied by the Administrator may request, within 10 days following the date of such denial, in a writing addressed to the Administrator, a review of such denial. The claimant shall be entitled to submit such issues or comments in writing or otherwise, as the claimant shall consider relevant to a determination of the claim, and the claimant may include a request for a hearing in person before the Administrator. Prior to submitting the request, the claimant shall be entitled to review such documents as the Administrator shall agree are pertinent to the claim. The claimant may, at all stages of review, be represented by counsel, legal or otherwise, of the claimant's choice. All requests for review shall be promptly resolved. The Administrator's decision with respect to any such review shall be set forth in writing and shall be mailed to the claimant not later than 10 days following receipt by the Administrator of the claimant's request unless special circumstances, such as the need to hold a hearing, require an extension of time for processing, in which case the Administrator's decision shall be so mailed not later than 20 days after receipt of such request.

                (d) A claimant who has followed the procedure in paragraphs (b) and (c) of this Section, but who has not obtained full relief on the claim for benefits, may, within 60 days following the claimant's receipt of the Administrator's written decision on review, apply in writing to the

Administrator for binding arbitration of the claim before an arbitrator mutually acceptable to both parties, the arbitration to be held in Ann Arbor, Michigan, in accordance with the arbitration rules of the American Arbitration Association, as then in effect. If the parties are unable to mutually agree upon an arbitrator, then the arbitration proceedings shall be held before three arbitrators, one of which shall be designated by the Company, one of which shall be designated by the claimant and the third of which shall be designated mutually by the first two arbitrators in accordance with the arbitration rules referenced above. The arbitrator(s) sole authority shall be to interpret and apply the provisions of this Agreement; the arbitrator(s) shall not change, add to, or subtract from, any of the Agreement's provisions. The arbitrator(s) shall have the power to compel attendance of witnesses at the hearing. Any court having jurisdiction may enter a judgment based upon such arbitration. All decisions of the arbitrator(s) shall be final and binding on the claimant and the Company without appeal to any court. Upon execution of this Agreement, the Executive shall be deemed to have waived any right to commence litigation proceedings outside of arbitration without the express written consent of the Company.

         15. LEGAL FEES AND EXPENSES. In the event any arbitration or litigation is brought to enforce any provision of this Agreement and the Executive prevails, then the Executive shall be entitled to recover from the Company the Executive's reasonable costs and reasonable expenses of such arbitration or litigation, including reasonable fees and disbursements of counsel (both at trial and in appellate proceedings). If the Company prevails, then each party shall be responsible for its/his respective costs, expenses and attorneys fees, and the costs of arbitration shall be equally divided. In the event that it is determined that the Executive is entitled to compensation, legal fees and expenses hereunder, the Executive also shall be entitled to interest thereon, payable to the Executive at the prime rate of interest plus two percent. For purposes of this Section 15, "prime rate" shall be determined by reference to the prime rate established by Harris Trust and Savings Bank as in effect from time to time during the period from the date such amounts should have been paid to the date of actual payment. For purposes of determining the date when legal fees and expenses are payable, such amounts are not due until 30 days after notification to the Company of such amounts.

         16. NONALIENATION OF BENEFITS. Except in so far as this provision may be contrary to applicable law, no sale, transfer, alienation, assignment, pledge, collateralization or attachment of any benefits under this Agreement shall be valid or recognized by the Company.

         17. ERISA. This Agreement is an unfunded compensation arrangement for a member of a select group of the Company's management and any exemptions under ERISA, as applicable to such an arrangement, shall be applicable to this Agreement.

         18. REPORTING AND DISCLOSURE. The Company, from time to time, shall provide government agencies with such reports concerning this Agreement as may be required by law, and the Company shall provide the Executive with such disclosure concerning this Agreement as may be required by law or as the Company may deem appropriate.

         19. NOTICES. Any notice required or permitted by this Agreement shall be in writing, sent by registered or certified mail, return receipt requested, addressed to the Board and the Company at the Company's then principal office, or to the Executive at the Executive's last address on file with the Company, as the case may be, or to such other address or addresses as any party hereto may from time to time specify in writing for the purpose of this Agreement in a notice given to the other parties in compliance with this Section 19. Notices shall be deemed given when received.

         20. MISCELLANEOUS/SEVERABILITY. A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. To the extent that any provision or benefit under this Agreement is not deemed to be in accordance with any applicable law, ordinance, rule or regulation, the noncomplying provision shall be construed, or benefit limited, to the extent necessary to comply with all applicable laws, ordinances and regulations and any such provision or benefit shall not affect the validity of any other provision or benefit provided by this Agreement. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

         21. GOVERNING LAW. To the extent not preempted by Federal law, this Agreement shall be governed and construed in accordance with the laws of the State of Michigan.

         22. ENTIRE AGREEMENT. This document represents the entire agreement and understanding of the parties with respect to the subject matter of the Agreement and it may not be altered or amended except by an agreement in writing.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


                                            COMSHARE, INCORPORATED


                                            By:    /s/ Daniel T. Carroll
                                               --------------------------------

                                            Its       Chairman of the Board
                                               --------------------------------


                                                  /s/ Dennis G. Ganster
                                            -----------------------------------
                                            DENNIS G. GANSTER